Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aravive, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-219765 and No. 333-207845) and Form S-8 (No. 333-227865, No. 333-216586, No. 333-210013, No. 333-204178 and No. 333-194949) of Aravive, Inc. (formerly known as Versartis, Inc.) of our report dated March 14, 2019, relating to the consolidated financial statements as of and for the year ended December 31, 2018, which appear in this Form 10-K.

/s/	BDO USA, LLP

Raleigh, North Carolina
March 14, 2019